 EXHIBIT 99.1

GOLDEN MATRIX RECEIVES $5 MILLION EQUITY INVESTMENT FROM STRATEGIC GAMING INVESTOR KNUTSSON HOLDINGS

LAS VEGAS, January 26, 2021 – Golden Matrix Group Inc. (OTC: GMGI), a developer and licenser of online gaming platforms, systems and gaming content, today announced that Swedish-based Knutsson Holdings AB has made an equity investment in GMGI through the purchase of a private placement of one million units of the company at a price of $5.00 per unit. Each unit consists of one restricted share of GMGI common stock and one common share warrant with an exercise price of $6.00.

A family-owned holding company of the Knutsson Group of companies based in Gothenburg, Sweden, Knutsson Holdings is a private equity firm involved in the gaming industry since 1963. It has vast experience in operating casinos, both in Sweden and internationally. Twenty years ago, Knutsson shifted its focus toward investing in online gaming and is today one of the largest Swedish investors within the gaming sector. The company also has a majority shareholding in casino platform provider NetEnt AB (recently acquired by Evolution Gaming) and other interests such as Betsson (Operator), Better Collective (Affiliate), and Scout Gaming (Daily Fantasy Sports). The family also operates TCSJOHNHUXLEY, a worldwide leading supplier of live gaming equipment.

Knutsson Holdings is run by CEO and co-owner Michael Knutsson. Co-owner is his brother Tristan Sjöberg.

“We are extremely pleased to welcome the Knutsson family as significant strategic investors in Golden Matrix,” said CEO Brian Goodman, “and we hope to benefit from their decades of extensive participation and investments in the gaming industry. We look forward to a fruitful long-term relationship that will contribute to our efforts to expand GMGI into a global brand.”

A Knutsson spokesperson said “We are very pleased to have secured this investment in GMGI and we are looking forward to work together.”

About Knutsson Group of Companies

The Knutsson Group of companies invest in public and privately owned companies in various industries such as iGaming, Social Gaming, Tech companies, Health Care, Co-working, Diving equipment and Trotting.

About Golden Matrix

Golden Matrix Group, based in Las Vegas NV, is an established gaming technology company that develops and owns online gaming IP and builds configurable and scalable white-label social gaming platforms for its international customers, located primarily in the Asia Pacific region. The gaming IP includes tools for marketing, acquisition, retention and monetization of users. The company's platform can be accessed through both desktop and mobile applications.

Our sophisticated software automatically declines any gaming or redemption requests from within the United States, in strict compliance with current US law.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future development activities and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company's business and finances in general, including the ability to continue and manage its growth, competition, global economic conditions and other factors discussed in detail in the Company's periodic filings with the Security and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

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Golden Matrix Group

Contact: Scott Yan

info@goldenmatrix.com

www.goldenmatrix.com

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